Exhibit 99.1

For Immediate Release

MERIDIAN BIOSCIENCE ANNOUNCES BETTER-THAN-EXPECTED PRELIMINARY SECOND QUARTER FISCAL 2020 REVENUE RESULTS WITH DOUBLE-DIGIT GROWTH

CINCINNATI, OHIO April 2, 2020 (GLOBE NEWSWIRE) Meridian Bioscience, Inc. (NASDAQ: VIVO), a provider of diagnostic testing solutions and life science raw materials, today provided a business update including preliminary revenue results for its second quarter of fiscal 2020.

Preliminary Second Quarter Results

The Company expects second quarter of fiscal 2020 revenues to be approximately $57 million, compared to $50.2 million in the second quarter of fiscal 2019. This increase is driven primarily by Life Science segment revenues which are expected to be between $22 and $23 million for the quarter. Continuing its recovery, the Diagnostics segment also contributed to the growth with revenue expected to be between $34 and $35 million for the quarter.

The Life Science segment achieved record sales in the quarter, produced by unprecedented demand for its molecular products, specifically those designed for the detection of RNA viruses such as SARS-CoV-2. Demand continues to accelerate and while the longevity of the COVID-19 pandemic is unclear, increased revenue year-over-year in the third quarter of fiscal 2020 is also expected. Additionally, order patterns from our top IVD manufacturing customers returned to expected volumes in the quarter.

The Diagnostics segment returned to growth in the second quarter of fiscal 2020 after year-over-year declines in each of the previous five quarters. Strong sales of respiratory related products were offset by lower demand for non-critical care related products. The Company also saw continued stabilization of the Molecular business in the quarter. As announced on March 16th, the Diagnostics business also received FDA approval for the Curian® analyzer and the Curian® HpSA® assay, which are expected to begin shipping in the third quarter of fiscal 2020.

“We continue to be proud of the contribution that Meridian is making in the global fight against the COVID-19 pandemic. Our reagents are now included in 35+ diagnostic tests across China, Australia, Europe and the United States, and the Life Science team is working tirelessly to keep up with the demand,” said Jack Kenny, Chief Executive Officer. “Traction in Diagnostics continues and I look forward to more growth in that segment of the business as we bring new products to market over the next 12 – 24 months.”

Meridian is not updating its fiscal year 2020 guidance at this time. The full financial results and any changes to fiscal 2020 guidance will be discussed on our second quarter earnings call, currently scheduled for Friday, May 8, 2020. Exact details for that event will be announced in a future press release.

Update on Pending Acquisition of Exalenz Bioscience

Exalenz Bioscience shareholders approved the proposed merger with Meridian on March 31, 2020. While the merger remains subject to the satisfaction of other customary closing conditions, the Company continues to expect to complete the acquisition before June 30, 2020.

COVID-19 Impacts

Meridian’s number one focus has been on protecting the health and welfare of the Meridian family, followed closely behind by meeting our commitments as a critical supplier to the health care industry. To date, Meridian has been successful in meeting both objectives.

Meridian has not experienced any material supply chain issues to date. Meridian maintains relationships with a number of critical suppliers operating in countries around the world including areas that are currently under or could be under “shelter in place” or similar orders. Just as Meridian serves as a critical supplier to the health care industry, many of our suppliers also are deemed to be critical businesses, which are generally exempt from governmental orders to temporarily cease operations; however, in some cases our suppliers may still not be able to operate or have reduced capacity due to staff that are unable to report to work for a variety of reasons. In general, Meridian maintains a multi-month inventory of raw materials and other components, and our suppliers continue to meet our demand. Where there has been some disruption or delay in supply, we have qualified backup suppliers and are continuously monitoring our supply chains.

Many of our clinical trial partners have suspended operations, which will likely result in delays for our products in the pipeline. This includes new assays for the revogene® and Curian® platforms, as well as our new PediaStat® system and its initial lead assay. While those new assays were not expected to receive FDA approval and contribute to revenue in fiscal 2020, their ultimate approval and contribution will be delayed, the extent to which remains unknown. For fiscal 2020, we expect this to reduce our R&D spending below our previously communicated amounts.

Meridian’s outlook on future periods and the aforementioned impacts reflect facts, circumstances and the Company’s assumptions as of today. The impacts of COVID-19 are evolving daily and the extent to which COVID-19 impacts Meridian’s business, operations, and financial results, including the duration and magnitude of such impacts, will depend on numerous risks , uncertainties and other factors the Company may not be able to accurately predict, including those discussed in the Risk Factors set forth in Meridian’s Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as “continues”, “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “signals”, “should”, “can” and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Meridian expects or anticipates will occur in the future, including, but not limited to, statements relating to per share diluted earnings, sales, product demand, revenue and the impact of COVID-19 on our business and prospects, are forward-looking statements. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Specifically, Meridian’s forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events and operating performance. Meridian assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, those described below.

In this press release we make statements about our expectations relating to the proposed acquisition of Exalenz Bioscience. Risks and uncertainties related to this transaction include, but are not limited to: the parties’ ability to satisfy the terms and conditions of the merger agreement; the diversion of management time on transaction-related issues; Meridian’s ability to successfully integrate the businesses, operations and technology of Exalenz; risk of failure of the acquisition to achieve its plans and objectives generally; risk that the transaction and its announcement could have an adverse effect on the parties’ ability to retain customers and retain and hire key personnel; the risk that any potential synergies or cost savings from the transaction may not be fully realized or may take longer to realize than expected; and risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products.

With respect to other risks, uncertainties and other factors, Meridian’s operating results, financial condition and continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Meridian’s competition, its ability to effectively sell such products and its ability to successfully expand and effectively manage increased sales and marketing operations. While Meridian has introduced a number of internally developed products and acquired products, there can be no assurance that it will be successful in the future in introducing such products on a timely basis or in protecting its intellectual property, and unexpected or costly manufacturing costs associated with its introduction of new products or acquired products could cause actual results to differ from expectations. Meridian relies on proprietary, patented and licensed technologies. As such, the Company’s ability to protect its intellectual property rights, as well as the potential for intellectual property litigation, would impact its results. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. Recessionary pressures on the economy and the markets in which our customers operate, as well as adverse trends in buying patterns from customers, can change expected results. Costs and difficulties in complying with laws and regulations, including those administered by the United States Food and Drug Administration, can result in unanticipated expenses and delays and interruptions to the sale of new and existing products, as can the uncertainty of regulatory approvals and the regulatory process (including the currently ongoing study and other FDA actions regarding the Company’s LeadCare products). The international scope of Meridian’s operations, including changes in the relative strength or weakness of the U.S. dollar and general economic conditions in foreign countries, can impact results and make them difficult to predict. One of Meridian’s growth strategies is the acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and the acquired businesses will be successfully integrated into Meridian’s operations. There may be risks that acquisitions may disrupt operations and may pose potential difficulties in employee retention, and there may be additional risks with respect to Meridian’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings or the failure of acquisitions to achieve their plans and objectives. Meridian cannot predict the outcome of goodwill impairment testing and the impact of possible goodwill impairments on Meridian’s earnings and financial results. Meridian cannot predict the possible impact of U.S. health care legislation enacted in 2010 – the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act – and any modification or repeal of any of the provisions thereof initiated by Congress or the presidential administration, and any similar initiatives in other countries on its results of operations. Efforts to reduce the U.S. federal deficit, breaches of Meridian’s information technology systems, trade wars, increased tariffs, and natural disasters and other events could have a materially adverse effect on Meridian’s results of operations and revenues. In the past, the Company has identified a material weakness in our internal control over financial reporting, which has been remediated, but the Company can make no assurances that a material weakness will not be identified in the future, which if identified and not properly corrected, could materially adversely affect our operations and result in material misstatements in our financial statements. Meridian also is subject to risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as the coronavirus disease COVID-19. In addition to the factors described in this paragraph, as well as those factors identified from time to time in our filings with the Securities and Exchange Commission, Part I, Item 1A Risk Factors of our most recent Annual Report on Form 10-K contains a list and description of uncertainties, risks and other matters that may affect the Company. Readers should carefully review these forward-looking statements and risk factors, and not place undue reliance on our forward-looking statements.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:

Charlie Wood

Investor Relations

Meridian Bioscience, Inc.

Phone: 513.271.3700

Email: mbi@meridianbioscience.com

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